Globe Specialty Metals Reports Second Quarter and Six Months Fiscal 2012 Results

•	Net income of $13.4 million, up $1.7 million from the prior year and down $7.2 million from the first quarter of fiscal 2012
•	Diluted earnings per share of $0.18, up from $0.15 per share in the prior year and down from $0.27 per share in the first quarter of fiscal 2012
•	EBITDA on a comparable basis of $36.6 million, up from $22.5 million in the prior year and down from $42.5 million in the first quarter of fiscal 2012
•
EBITDA on a comparable basis in the quarter declined $5.9 million from the first quarter as a result of several major events including significant planned maintenance and upgrades, mark-to-market of the power hedge and foreign exchange translation and lower shipments and pricing.

New York, February 6, 2012 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces results for the second quarter and six months of fiscal 2012 ended December 31, 2011.

Net sales for the quarter of $165.5 million were up 6% from the prior year and down 5% from the first quarter of fiscal 2012.  Shipments of 51,306 MT were down 13% from the prior year and down 5% from the first quarter.  Net income attributable to GSM for the second quarter was $13.4 million, compared to $11.7 million in the prior year and $20.7 million in first quarter.  Diluted earnings per share for the quarter were $0.18 per share, compared to $0.15 per share in the prior year and $0.27 per share in the first quarter.

EBITDA for the quarter was $30.8 million, compared to $26.7 million in the prior year and $41.3 million in the first quarter.  EBITDA on a comparable basis was $36.6 million, compared to $22.5 million in the prior year and $42.5 million in the first quarter.

Sales in the quarter declined 5% from the first quarter, on a decrease in shipments of 5%.  The decline in shipments was largely caused by reduced production from the Bridgeport, Alabama plant due to the fire and planned maintenance and upgrades on six of our other furnaces.

Cash and cash equivalents totalled $131.2 million at December 31, 2011 and total debt was $105.4 million, including the $50 million Alden acquisition financing and $15.0 million of bank financing for the Alloy, West Virginia joint venture.

Cash flow provided by operating activities was $12.3 million in the quarter, compared to $3.6 million in the prior year and $12.4 million in the first quarter.  Capital expenditures totalled $17.3 million in the quarter, primarily related to maintenance and upgrades in Niagara Falls, New York, Beverly, Ohio, Alloy, West Virginia and Selma, Alabama, and the company made a $15.0 million dividend payment.

Diluted earnings per share on a comparable basis were as follows:

	FY 2012		FY 2011	Six months
	Second Quarter	First Quarter	Second Quarter	FY 2012	FY 2011
Reported Diluted EPS	$0.18	0.27	$0.15	$0.44	0.18
Tax rate adjustment	(0.01)	-	-	-	0.02
Contract settlements	-	-	(0.03)	-	(0.03)
Bridgeport fire	0.04	-	-	0.04	-
Niagara Falls and Selma start-up costs	-	-	-	-	0.03
Transaction and due diligence expenses	0.01	0.01	0.01	0.02	0.01
Diluted EPS, excluding above items	$0.22	0.28	$0.13	$0.50	0.21

Second quarter results were negatively impacted by $3.3 million of after-tax expenses and forgone gross margin from the Bridgeport fire, $0.6 million of after-tax transaction-related and due diligence expenses and results were positively impacted by $0.8 million of lower income tax expense in the quarter primarily related to state taxes, which are included in the above table.  Not included as adjusting items in the table, are incremental costs related to the planned maintenance and upgrades and the mark-to-market of the power hedge and foreign exchange translation.

Second quarter EBITDA, excluding the items listed below, was $36.6 million. EBITDA on a comparable basis was as follows:

	FY 2012		FY 2011	Six months
	Second Quarter	First Quarter	Second Quarter	FY 2012	FY 2011
Reported EBITDA	$30,752	41,251	$26,681	$72,003	40,615
Gain on sale of business & associated Fx gain	-	(473)	-	(473)	-
Contract settlements	-	-	(5,125)	-	(5,125)
Bridgeport fire	5,000	-	-	5,000	-
Niagara Falls and Selma start-up costs	-	-	-	-	3,236
Transaction and due diligence expenses	846	1,680	935	2,526	935
EBITDA, excluding above items	$36,598	42,458	$22,491	$79,056	39,661

EBITDA on a comparable basis declined $5.9 million from the first quarter primarily as a result of: incremental costs related to the planned maintenance and upgrades, which had a $2.5 million impact on EBITDA; the mark-to-market of our power hedge and foreign exchange, which had a $2.5 million impact; and, a decline in shipments and pricing.

Net sales for the six months ended December 31, 2011 of $340.4 million were up 16% from the prior year.  Shipments of 105,591 MT were down 10% from the prior year, primarily due to the expiration of the calendar 2010 arrangement to ship material at cost to certain European customers from our former Brazilian plant.  Net income attributable to GSM for the six months was $34.1 million, compared to $13.9 million in the prior year.  Diluted earnings per share for the six months were $0.44 per share, compared to $0.18 per share in the prior year.  EBITDA for the six months was $72.0 million, compared to $40.6 million in the prior year.  EBITDA on a comparable basis was $79.1 million, compared to $39.7 million in the prior year.

Globe CEO Jeff Bradley commented, “Results for the quarter were impacted by the Bridgeport fire and our many planned furnace maintenance and upgrade outages.  All of that is now behind us and all furnaces are operating to meet customer demand.  We also expect our furnaces to have improved costs and output.  Demand is improving as indicated in recent reports on our end markets.”

Conference Call

Globe will review second quarter results during its quarterly conference call today, February 6, 2012, at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the February 6, 2012 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

EBITDA

EBITDA is a non-GAAP measure.

We have included EBITDA to provide a supplemental measure of our performance which we believe is important because it eliminates items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of EBITDA to net income is provided in the attached financial statements.

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Month Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$165,547	174,862	155,775	$340,409	293,127
Cost of goods sold	129,448	127,650	123,220	257,098	240,101
Selling, general, and administrative expenses	14,316	14,801	12,313	29,117	24,524
Research and development	3	-	13	3	45
Business interruption insurance recovery	(450)	-	-	(450)	-
Gain on sale of business	-	(54)	-	(54)	-
Operating income	22,230	32,465	20,229	54,695	28,457
Other income (expense):
Interest income	4	12	24	16	59
Interest expense, net of capitalized interest	(1,459)	(1,388)	(706)	(2,847)	(1,689)
Foreign exchange (loss) gain	(308)	1,324	(80)	1,016	(376)
Other income	198	162	322	360	550
Income before provision for income taxes	20,665	32,575	19,789	53,240	27,001
Provision for income taxes	6,070	11,488	6,143	17,558	10,497
Net income	14,595	21,087	13,646	35,682	16,504
Income attributable to noncontrolling interest, net of tax	(1,151)	(394)	(1,938)	(1,545)	(2,634)
Net income attributable to Globe Specialty Metals, Inc.	$13,444	20,693	11,708	$34,137	13,870
Weighted average shares outstanding:
Basic	75,038	75,019	75,115	75,029	74,847
Diluted	76,732	76,789	76,734	76,759	76,430
Earnings per common share:
Basic	$0.18	0.28	0.16	$0.45	0.19
Diluted	0.18	0.27	0.15	0.44	0.18

EBITDA:
Net income	$14,595	21,087	13,646	$35,682	16,504
Provision for income taxes	6,070	11,488	6,143	17,558	10,497
Net interest expense	1,455	1,376	682	2,831	1,630
Depreciation and amortization	8,632	7,300	6,210	15,932	11,984
EBITDA	$30,752	41,251	26,681	$72,003	40,615

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
Assets
Current assets:
Cash and cash equivalents	$131,198	152,320	159,314
Accounts receivable, net	60,796	68,158	47,585
Inventories	118,747	123,612	100,003
Prepaid expenses and other current assets	24,764	22,706	22,477
Total current assets	335,505	366,796	329,379
Property, plant, and equipment, net	329,907	321,427	226,567
Goodwill	53,707	53,642	52,074
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	9,003	8,806	8,642
Deferred tax assets	304	217	71
Other assets	25,711	25,943	3,000
Total assets	$754,614	777,308	620,210

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,699	41,302	46,843
Current portion of long-term debt	16,667	11,111	8,450
Short-term debt	385	1,105	936
Revolving credit agreements	15,000	15,000	15,000
Dividend payable	-	15,007	-
Accrued expenses and other current liabilities	23,961	41,351	26,890
Total current liabilities	90,712	124,876	98,119
Long-term liabilities:
Revolving credit agreements	39,989	39,989	23,000
Long-term debt	33,333	38,889	2,728
Deferred tax liabilities	24,325	22,794	6,645
Other long-term liabilities	28,271	28,362	17,787
Total liabilities	216,630	254,910	148,279
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	403,882	400,683	397,792
Retained earnings	99,430	85,986	41,362
Accumulated other comprehensive loss	(2,364)	(2,736)	(4,010)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	500,952	483,937	435,148
Noncontrolling interest	37,032	38,461	36,783
Total stockholders’ equity	537,984	522,398	471,931
Total liabilities and stockholders’ equity	$754,614	777,308	620,210

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net income	$14,595	21,087	13,646	$35,682	16,504
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation, depletion and amortization	8,632	7,300	6,210	15,932	11,984
Share-based compensation	686	461	1,273	1,147	2,548
Gain on sale of business	-	(54)	-	(54)	-
Deferred taxes	3,409	(516)	-	2,893	-
Changes in operating assets and liabilities:
Accounts receivable, net	7,362	(6,809)	3,283	553	8,497
Inventories	5,141	(13,719)	(5,118)	(8,578)	(12,895)
Prepaid expenses and other current assets	(4,092)	1,204	(505)	(2,888)	1,022
Accounts payable	(5,587)	(3,251)	(1,955)	(8,838)	(587)
Accrued expenses and other current liabilities	(16,871)	8,757	(12,444)	(8,114)	(8,327)
Other	(1,000)	(2,095)	(793)	(3,095)	60
Net cash provided by operating activities	12,275	12,365	3,597	24,640	18,806
Cash flows from investing activities:
Capital expenditures	(17,335)	(9,711)	(9,187)	(27,046)	(19,311)
Sale of businesses, net of cash disposed	-	-	2,500	-	2,500
Acquisition of business, net of cash acquired	-	(73,194)	-	(73,194)	-
Working capital adjustments from acquisition of businesses, net	-	-	-	-	(2,038)
Other investing activities	(150)	-	-	(150)	-
Net cash used in investing activities	(17,485)	(82,905)	(6,687)	(100,390)	(18,849)
Cash flows from financing activities:
Net borrowings (payments) of long-term debt	-	50,000	(3,681)	50,000	(5,834)
Net (payments) borrowings of short-term debt	(720)	11	(5,280)	(709)	(7,131)
Net borrowings on revolving credit agreements	-	8,000	22,000	8,000	22,000
Dividend payment	(15,007)	-	(11,269)	(15,007)	(11,269)
Proceeds from stock option exercises	83	112	1,208	195	4,891
Other financing activities	(451)	(1,241)	-	(1,692)	-
Net cash (used in) provided by financing activities	(16,095)	56,882	2,978	40,787	2,657
Effect of exchange rate changes on cash and cash equivalents	183	(230)	(123)	(47)	(329)
Net (decrease) increase in cash and cash equivalents	(21,122)	(13,888)	(235)	(35,010)	2,285
Cash and cash equivalents at beginning of period	152,320	166,208	159,549	166,208	157,029
Cash and cash equivalents at end of period	$131,198	152,320	159,314	$131,198	159,314

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$1,420	701	669	$2,121	1,284
Cash paid for income taxes, net	15,664	4,145	3,562	19,809	4,721

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Shipments in metric tons*:	51,306	54,285	59,171	105,591	117,619

Average selling price ($/MT):	$2,868	2,894	2,294	$2,882	2,228

Average selling price ($/lb.):	$1.30	1.31	1.04	$1.31	1.01

* Excludes by-products and other

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com